UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2007

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Annually, pursuant to Section 303A.02(a) of the NYSE regulations, the Company and the Board of Directors undertakes a review of director independence. As a result of this review, and based on information furnished by all members of the Board regarding their relationships with the Company and research conducted by management with respect to outside affiliations, the Board affirmatively determined that six of the eleven current directors, Mr. Dale Achabal, Mr. James Czech, Dr. Joseph Penbera, Mr. Fred Ruiz, Mr. Philip Schlein and Mr. James Woodward are independent of the Company and its management under the independence standards set forth in the Guidelines, under the NYSE independence standards and under the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934. In the future, the independent directors will be specifically named in the Proxy.

Pursuant to Section 303A.03, the six independent directors have met regularly as a separate group and these meetings have been presided over by Mr. Joseph Penbera, Lead Director. The Company has inadvertently failed to conduct a meeting of the nine non-management directors and will initiate this meeting with the next scheduled board meeting. A director from this group will be selected to preside over the meeting and these meetings will be held going forward.

Pursuant to Section 303A.12(a) the Company is required to disclose in the Annual Report the CEO Certification to the NYSE. For Fiscal 2005, the Company submitted to the NYSE the Annual CEO Certification without qualification. The Company inadvertently failed to include this statement in the Annual Report, but will do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

February 15, 2007	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

February 15, 2007	By: /s/ J. Gregory Ambro J. Gregory Ambro Chief Financial Officer